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                                                                    EXHIBIT 10.4
                                COMMERCIAL LEASE

Rainier Properties
Home Office
3161 Elliott Avenue
Seattle, WA 98121
Phone: (206) 284-3950
Fax: (206) 298-9404

Local Owner Representative:
  Rainier Properties, M. Scott/N. Ives
  3161 Elliott Ave.
  Seattle, WA
  (206) 270-3439

Property #:         01-838, 01-841
                    ---------------------------
Account #:          8380, 8410
                    ---------------------------
Property Name:      NeoRx Corporation
                    ---------------------------
City:               Seattle
                    ---------------------------
Owner:              Diamond Parking Inc.
                    ---------------------------
Monthly Rental:     $33,593.00
                    ---------------------------
Security Deposit:   $33,593.00
                    ---------------------------
Key Deposit
  ($15 per key):    0.00
                    ---------------------------
Prepared By:        M. Scott/Norman Ives
                    ---------------------------
Date:               February 15, 1996
                    ---------------------------

     THIS LEASE, dated as of the 15th day of February, 1996, between DIAMOND PARKING INC., hereinafter called Lessor, and NEORX CORPORATION, a Washington corporation, hereinafter called Tenant.

                                  WITNESSETH:

1. LEASED PREMISES

     Tenant leases from Lessor and Lessor leases to Tenant the real property, herein referred to as the "Premises" situated in the City of Seattle, County of King, State of Washington, described as follows:

     Lots 3 through 11 in Block 5 of D.T. Denny's Water Front Addition to the City of Seattle, as per Plat recorded in Volume 2 of Plats on page 61, records of King County, including (A) the buildings located thereon containing (i) approximately 34,752 square feet in one building located on Lots 3 through 6 (comprised of approximately 33,302 square feet of gross rentable area and approximately 1,874 square feet of drive-through area) and (ii) a 3-story parking garage containing approximately 53 parking stalls and (B) on Lots 7-11, a building containing approximately 2,896 square feet and a surface parking lot containing approximately 42 parking spaces.

     Post Office Address:     410 West Harrison
                        Seattle, WA 98119

     Lessor represents that the buildings, parking garage and parking lot described in the foregoing legal description are built within the boundaries of the land legally described above.

     Lessor shall have no right to rearrange or reconfigure the parking in the parking garage, it being the parties' intention that Tenant shall (subject to Lessor's repair and maintenance responsibilities in Section 8.2) have total dominion and control of the parking garage.

2. BUSINESS PURPOSE

     The Premises shall be used by Tenant for the purposes of general office, research laboratory, pharmaceutical related manufacturing facilities and related uses and for no other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld.
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3. TERM

     The term of this lease shall commence on the 1st day of March, 1996 and end on the 31st day of May, 2001.

     Lessor and Tenant acknowledge that Tenant currently leases the Premises pursuant to that certain lease dated May 16, 1986 ("Existing Lease"), expiring on May 31, 1996. The Existing Lease is hereby terminated as of the commencement date of this lease and is superseded by this lease.

4. RENT

     Tenant agrees to pay to Lessor at the office designated by Lessor as rental for the Premises, payable in advance on the first day of each calendar month of the lease term or any period subsequent thereto while Tenant is in possession of the Premises, the minimum monthly base rent of Thirty-Three Thousand Five Hundred Ninety-Three Dollars ($33,593) per month.

     Rent for a partial month shall be prorated. Tenant shall pay a collection charge of Two Hundred Dollars ($200.00) if monthly rent due on the first day of the month is not paid by the tenth day of the month and Twenty-Five Dollars ($25) for every check returned NSF or for any other reason. In addition, one and one-half percent (1 1/2%) per month interest (not in excess of the highest rate allowed by law) is due for any delinquent rental not paid by the tenth day of the month. Said rental is exclusive of any sales, franchise, business and occupation or other levy based on rents and should such taxes apply during the life of this lease the rent shall be increased by such amount.

5. SECURITY DEPOSIT

     Receipt is acknowledged of the sum of Thirty-Three Thousand Five Hundred Ninety-Three Dollars ($33,593), as security for the performance by the Tenant of Tenant obligations under this lease. Lessor may at any time apply such deposit against any money due Lessor for any loss or damage sustained by reason of any default by Tenant, including but not limited to the payment of rent and the cost of cleaning, restoring and repairing said Premises and the cost of complying with laws and regulations. Lessor shall return any remaining part of the security deposit to Tenant. If any portion of the security deposit is used or applied by Lessor as provided for herein, Tenant will within ten (10) days after demand deposit additional money to restore the security deposit to its original amount. No trust relationship is created between Lessor and Tenant with respect to the security deposit. Notwithstanding the foregoing, Lessor must provide Tenant with thirty (30) days written notice of its intention to use any portion of the security deposit, and an opportunity to contest Lessor's use of the deposit interest. Lessor shall hold the security deposit as trustee for Tenant. The principal sum of the security deposit shall belong to Tenant, subject to the terms hereof, and any interest earned thereon shall belong to Lessor.

6. PERCENTAGE OF OCCUPANCY

     For the purposes of this lease it is agreed that the Tenant occupies and uses one hundred percent (100%) of the total rentable and common area of the property in which the herein leased Premises are situated.

7. TAXES AND ASSESSMENTS

     (a) As additional rent, Tenant agrees to pay all of the real estate taxes and general and assessments applicable to the Premises due and payable during the term of this lease or any extension thereof. In all events, if any assessment or tax may be payable over an extended period, Lessor shall elect the longest period of time within which to pay such tax or assessment.

     (b) Lessor shall submit to Tenant a copy of the tax statements and assessments at least thirty (30) days before they become due and shall invoice Tenant for the amount due thereunder. Tenant will pay real estate taxes and assessments to the taxing authority not later than fifteen (15) days before the taxing authority delinquency due date, and Tenant will send Lessor copies of canceled checks showing that such taxes have been paid. If the term of this lease commences and terminates other than January 1 and December 31, any

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taxes and assessments payable shall be prorated for the first through the last calendar months of the lease term.

     (c) Tenant will pay a collection charge of Fifty Dollars ($50.00), plus late charges and penalties due to the taxing authorities, if payment of taxes and assessments are not paid to the taxing authority before the delinquency due date. In addition, one and one-half percent (1 1/2%) interest shall be paid per month for any taxes and assessments not paid when due (but not in excess of the highest rate allowed by law).

     (d) Tenant shall pay, before delinquency, any and all taxes levied or assessed and payable during the lease term upon all Tenant's property located on the leased Premises. If any of the same are assessed or taxed with the real property, Tenant shall pay Lessor the amount of such taxes or assessments within ten (10) days after receipt of a written statement setting forth the amount of such taxes or assessments.

8. REPAIRS AND MAINTENANCE; SURRENDER

     8.1 TENANT RESPONSIBILITIES

     Throughout the initial term hereof and any renewal terms, Tenant will be responsible for all costs to maintain in good condition and repair (subject to ordinary wear and tear including deterioration and obsolescence due to passage of time and ordinary use) all nonstructural portions of the interior of the buildings and the parking facility, the paving, sidewalks, and landscaped areas of the real property, together with the elevators, heating, ventilation and air-conditioning systems and equipment, electrical and plumbing systems, floors and floor coverings, interior walls, ceilings and doors. All such work will be done in a sound and workmanlike manner.

     Tenant will permit no waste, damage, or injury to the Premises. Tenant, at its cost and expense, will: keep all drainage pipes free and open and will protect damages caused by leaks from such drainage pipes; replace all doors on the Premises which may become cracked or broken; and remove ice and snow from sidewalks adjoining the Premises. Lessor may repair, at the expense of Tenant, and only if Tenant fails to repair same within a reasonable time after written notice from Lessor, any damage to the Premises or to the building of which they are a part, or to its fixtures, grounds, facilities, appurtenances and equipment caused by Tenant or caused by moving property of Tenant into or out of the Premises, or from any cause due to the negligence or improper conduct of Tenant or Tenant's employees, family, agents or visitors. The cost of such repair shall be payable by Tenant as additional rent on the rent payment date next following the submission of a statement by Lessor.

     8.2 LESSOR RESPONSIBILITIES

     Throughout the initial term hereof and any renewal terms, Lessor shall be solely responsible for the maintenance and repair of all structural portions of the buildings, parking facility and Premises including, but not limited to, the structural foundation, exterior walls (including the glazing, caulking and other maintenance of the exterior glass and the curtain wall, except for window cleaning, and except that Tenant shall be responsible for replacing any broken exterior windows in any year to the extent that more than 12 exterior windows are broken in such year), exterior water, sewer, electrical, drainage systems, all components of the roof (including structural components of the roof, and the roof membrane and roof covering) and all lateral and subjacent support for the real property. If Lessor fails to perform its responsibilities, Tenant may, after reasonable written notice to Lessor (or without notice for emergency repairs), cause the same to be performed, and the cost thereof will promptly be paid by Lessor upon receipt of a statement from Tenant setting forth the amount due. If such amount is not paid by Lessor within thirty (30) days of the Tenant's request, Tenant may offset and reduce succeeding rental payments until such amount has been repaid to Tenant. Any damage caused to any aspect of the buildings or Premises which results directly or indirectly from Lessor's failure to abide by these covenants shall be the exclusive responsibility of Lessor.

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     8.3 LESSOR'S WORK

     Notwithstanding Tenant's obligations hereunder, Lessor shall, by no later than February 29, 1996, be solely responsible for the renovation, repair and maintenance to the aspects of the buildings, parking facility, Premises and real property as specified in EXHIBIT A ("Lessor's Work").

     Lessor shall accomplish Lessor's Work in such a way as to interfere as little as reasonably possible with the use of the Premises by Tenant. Tenant, in its discretion, may refuse to allow Lessor to proceed with any of Lessor's Work if Tenant believes, in its reasonable discretion, that such work will inconvenience or disturb Tenant in the conduct of its business. Lessor will insure that all workmen are under the direction and supervision of a licensed and bonded contractor, as required by RCW 18.27 et seq.

     In all events, Lessor shall perform Lessor's Work in a sound and workmanlike manner and shall comply with all laws, ordinances, rules and regulations of the city, county, state, federal government, or any other public authority having jurisdiction thereof, and shall indemnify and save the Tenant harmless from damage, loss or expense arising out of said work.

     All warranties of any nature obtained by or for the benefit of Lessor from any contractor, subcontractor, manufacturer, supplier, or installer of any improvement, labor, equipment or material shall be assigned to the benefit of Tenant so that Tenant may accomplish its obligations pursuant to Section 8.1 hereof.

     Tenant shall not be liable for maintenance or repair or loss, damage or liability resulting directly or indirectly from any action or failure by Lessor or its agents in the accomplishment of Lessor's Work or Lessor's other duties hereunder.

     8.4 SURRENDER

     Tenant shall, upon expiration or sooner termination of this lease, surrender the Premises to the Lessor broom clean, free of any contamination from hazardous material including radiation and in as good condition as when received (or as may hereafter be put), ordinary wear and tear excepted. Unless as specifically provided in this lease, Lessor shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, and the parties hereto affirm that Lessor and its agent have made no representations to Tenant respecting the condition of the Premises or the building except as specifically herein set forth.

9. UTILITIES AND FEES; SERVICES

     Tenant agrees to pay all charges for electricity, light, gas, heat, water, plumbing, air-conditioning, sewer, garbage, drainage, cleaning, and any maintenance agreement applicable thereto and all other utilities and services to the Premises, together with taxes and assessments thereon, during the term of this lease. Tenant shall provide, at its sole cost and expense, all interior building maintenance and janitorial services, window washing, exterior painting, elevator services, heating, ventilation and air-conditioning, hot and cold water for drinking, lavatory cleaning, landscape maintenance, and electrical and gas service, and refuse and sewerage services to the Premises. Lessor shall not be liable for failure, interruption or delay of any such utility services for any reason whatsoever, unless due to the negligence or willful misconduct of Lessor or its agents, employees or contractors. Tenant shall also pay all license fees and other governmental charges levied on the operation of Tenant's business from the Premises.

10. BUILDING CONDITIONS CODES AND ZONING

     Tenant hereby accepts the Premises in their condition existing as of the date of the possession hereunder, subject to Lessor's duties under Section 8 and subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this lease subject thereto. Tenant acknowledges that neither Lessor nor Tenant's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business. Tenant has investigated all applicable building and zoning codes, regulations and ordinances to determine whether Tenant's intended use of the Premises is permitted. Tenant accepts the Premises "as is," subject to Lessor's

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duties under Section 8 and all applicable statutes, ordinances and regulations governing Tenant's use of the Premises.

11. INSURANCE

     (a) Tenant shall maintain, at its sole cost and expense, policies of insurance covering loss or damage to the buildings contained within the Premises, including Tenant's personal property and the parking facility structure, in the amount of the replacement value thereof, which may be increased annually, which shall be reported in writing by Tenant to Lessor and by agreement between Lessor and Tenant. The parties agree that the replacement value of the buildings and parking facility as of the date of this Lease is Three Million Five Hundred Ninety-Five Thousand Dollars ($3,595,000). Such policies should insure against: all perils included in the classifications of fire and extended coverage, including vandalism, malicious mischief, special extended perils, boiler and machinery coverage and loss of rents for a period of not more than one (1) year.

     (b) LESSOR WILL NOT CARRY ANY INSURANCE ON TENANT'S PROPERTY. ALL PERSONAL PROPERTY ON THE PREMISES SHALL BE AT THE RISK OF TENANT AND LESSOR SHALL NOT BE OBLIGATED TO REPAIR ANY DAMAGE THERETO OR REPLACE THE SAME. TENANT SHOULD PURCHASE ITS OWN INSURANCE COVERING TENANT'S PROPERTY IN THE PREMISES FOR ITS OWN PROTECTION.

     (c) Tenant agrees to maintain, at Tenant's cost, Commercial General Liability Insurance of not less than Two Million Dollars ($2,000,000) single limit (subject to reasonable deductible) insuring against all liability of Tenant arising out of and in connection with Tenant's use and occupancy of the Premises, and shall name Lessor and Lessor's agents as an additional insured. Tenant's insurance company shall be reasonably acceptable to Lessor.

     Tenant shall furnish Lessor, prior to occupancy of the Premises, a certificate of insurance indicating the insurance policies are in full force and effect, and that Lessor and Lessor's agents have been named as an additional insured, and that the policies may not be canceled or altered unless thirty (30) days' prior written notice of the proposed cancellation or alteration has been given to Lessor.

     In the event of the cancellation of said policies of insurance, Tenant shall, prior to the effective date of cancellation, replace the canceled policy of insurance and provide Lessor with a certificate of insurance assuring that the replacement insurance is in full force and effect, in full compliance with the terms and conditions set forth in this lease.

12. HOLD HARMLESS

     Tenant shall indemnify and hold harmless Lessor from any and all claims, costs and expense arising from Tenant's use of the Premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the building, and shall further indemnify Lessor against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this lease, or arising from any act or negligence of the Tenant, or officer, agent, employee, or invitee of Tenant, and from all costs, attorneys' fees, expenses and liabilities incurred in connection with any claim or any action or proceeding brought against Lessor for which Tenant is obligated to indemnify Lessor. Tenant upon notice from Lessor shall defend the same at Tenant's expense by counsel reasonably satisfactory to Lessor. Tenant as a material part of this lease assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than Lessor's acts or negligence and waives any claim in respect thereto against the Lessor.

13. COMPLIANCE WITH LAWS AND REGULATIONS

     Tenant shall, at Tenant's expense, comply promptly with all present and future statutes, ordinances, rules, regulations, orders, requirements including rules and regulations of the Americans with Disabilities Act (ADA), of any health office, fire marshal, building inspector or other governmental officer. Tenant will permit no waste, damage or injury to the Premises and will not use or permit in said Premises anything that will

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increase the rate of fire insurance (unless Tenant pays for the increased premium), nor will Tenant maintain therein anything that may, if used in violation of law, be dangerous to life or limb; or overload floors; or permit any objectionable noise or odor; nor permit anything to be done in or about the Premises that will tend to create a nuisance; nor use or permit the use of the Premises for lodging, sleeping or any illegal purpose.

14. ADDITIONAL TAX

     Should there presently be in effect or should there be enacted during the term of this lease any law, statute or ordinance levying any tax (other than Federal or State income taxes or business and occupation taxes) upon rents, Tenant shall pay such tax as additional rent ten (10) days prior to the due date, or shall reimburse Lessor on demand for any such taxes paid by the Lessor.

15. LIENS AND SOLVENCY

     Tenant shall keep the leased Premises and the property in which the leased Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant and hold the Lessor harmless therefrom including all costs and attorneys' fees. Lessor may require at Lessor's sole option that Tenant provide at Tenant's cost and expense a materialman's labor and performance bond acceptable to Lessor in an amount equal to one and one-half (1 1/2) times the estimated cost of any improvements, additions or alterations in the Premises which Tenant desires to make to insure Lessor against any liability for mechanic's and materialman's liens and to ensure completion of the work. In the event Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of the Tenant, then, to the extent permitted by law, the Lessor may cancel this lease at Lessor's option and the Tenant shall nevertheless be liable for any loss or damage sustained by Lessor caused by the Tenant.

16. ASSIGNMENT

     Tenant shall not assign this lease or any part thereof nor sublet the whole or any part of the Premises without the prior written consent of the Lessor. Such consent shall not be unreasonably withheld or delayed. On assignment or subletting, one-half ( 1/2) of any net rent or other consideration paid to Tenant in excess of the rent provided for in this Lease, after deducting Tenant's costs incurred in effectuating the assignment or subletting, shall be paid by Tenant to Lessor. In the event of any approved assignment of the lease, except as described in the balance of this Section 16 Tenant shall no longer be liable hereunder and shall be released from the performance of the terms and conditions of this Lease. In the event of any assignment consented to by Lessor, Tenant shall pay, in addition to any amounts described in the third sentence of this paragraph, a maximum charge of Five Hundred Dollars ($500) to Lessor as consideration for consenting to such assignment. Consent once given by the Lessor to the assignment or subletting shall not relieve Tenant from obtaining written consent to any new or future assignment or subletting as required herein.

     Anything contained herein to the contrary notwithstanding, Lessor hereby consents to an assignment of this Lease, or a subletting of all or part of the Premises, (a) to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, (b) to any corporation in whom or with which Tenant may be merged or consolidated, provided that the net worth of the resulting corporation is at least equal to the greater of (i) the net worth of Tenant on the date hereof, or (ii) the net worth of Tenant immediately prior to such merger or consolidation, or (c) to any entity to whom Tenant sells all or substantially all of its assets, provided that such entity expressly assumes all of Tenant's obligation hereunder. Lessor also agrees that a transfer, sale, pledge or other disposition and/or power to vote the corporate stock of Tenant shall not be deemed an assignment of this Lease and shall not require Lessor's consent.

     Lessor acknowledges that Tenant has subleased a portion of the Premises to Optein Inc. d/b/a Aptein Inc., and Lessor has previously consented to such sublease.

     If Lessor shall assign its interest in this lease or transfer its interest in the Premises, Lessor shall be relieved of any obligation accruing hereunder after such assignment or transfer, and such transferee shall

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thereafter be deemed to be the Lessor hereunder. Lessor shall transfer Tenant's security deposit to such transferee, and Tenant shall look solely to such transferee for the return of said deposit.

17. ACCESS

     Tenant will allow Lessor or Lessor's agent access at all reasonable times, on reasonable prior notice, to the Premises for the purposes of inspections, cleaning, or making repairs, additions or alterations to the Premises or to any property owned or under the control of Lessor, provided that Lessor shall not disturb Tenant's business operations or use and enjoyment of Premises, and provided, further, that Tenant shall have the right to escort Lessor during such access and take reasonable steps to maintain the security and confidentiality of the Premises and Tenant's business operations. The Lessor shall have the right to place and maintain "For Rent" signs in a conspicuous place on said Premises and to show the Premises to prospective tenants for sixty (60) days prior to the expiration of this lease.

18. DAMAGE OR DESTRUCTION

     In the event the Premises are damaged or destroyed by fire or other casualty to such an extent as to render the same untenantable by Tenant, in whole or in a substantial part thereof, or in the event the Premises are destroyed in whole or in substantial part, Tenant, at its option, may either (a) demand that Lessor repair or rebuild the same, or (b) elect to terminate this lease. After the happening of any such casualty or fire, Tenant shall give Lessor or Lessor's agent written notice within thirty (30) days after such fire or casualty of Tenant's election hereunder. If Tenant elects to cause Lessor to repair or rebuild the Premises, Lessor shall prosecute the work of such repairing or rebuilding without unnecessary delay, and during such period the rent of the Premises shall be abated in the same ratio that that portion of the Premises rendered for the time being unfit for occupancy, in the opinion of Tenant, shall bear to the whole of the Premises. In the event Tenant elects to terminate this lease, this lease shall be deemed terminated as of the date of such fire or casualty, in which event all duties of the parties, one to the other, shall terminate except for such duties as may have accrued prior to the date of such fire or casualty.

     Any insurance proceeds payable to Tenant to reimburse or pay for such repair or rebuilding shall be assigned and paid over to Lessor.

     In the event the main building on Lots 3-6 shall be damaged to such an extent that it shall not be economically practicable to repair or rebuild, then it shall be optional with Lessor to terminate this lease by written notice served on Tenant within sixty (60) days after such damage or destruction.

19. SIGNS

     No sign, symbol, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass, walls, woodwork or other part of the Premises except those approved by the Lessor in writing (such approval not to be unreasonably withheld) and at cost of Tenant. All such signs shall be removed at Tenant's expense prior to termination of tenancy. No signs or devices shall be hung or placed against the windows of said Premises nor on the exterior wall of the building, and no furniture, curtain or other obstruction of any kind or size shall be placed in any way so as to interfere with the typical and ordinary appearance of the Premises as viewed from the exterior without written approval of Lessor (such approval not to be unreasonably withheld). Notwithstanding the foregoing, Lessor consents to the signs currently installed by Tenant.

     Lessor and Tenant acknowledge that Lessor has allowed Ackerley Communications to install and operate a billboard in the parking lot of the Premises. Lessor shall be entitled to all revenue derived from the billboard. Lessor shall ensure that the billboard is not used by Ackerley Communications or any other person or entity for the purpose of advertising or promoting cigarette or alcohol products or services. Lessor shall be entitled to enlarge the existing billboard, provided that Lessor notifies Tenant in advance of any work to be done in connection with the billboard and provided, further, that Lessor shall indemnify, defend and hold Tenant harmless from and against any damage, loss, cost, liability or expense suffered by Tenant and which arises out of or is caused by the billboard or any work thereto or any damage caused thereby.

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20. ALTERATIONS; OWNERSHIP OF PROPERTY

     Tenant shall not make any alterations, additions, or improvements to said Premises without first obtaining the consent of Lessor in writing, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant may make such alterations, additions or improvements without Lessor's consent if the anticipated cost does not exceed $10,000.00 in any one instance. All such alterations, additions and improvements shall be at the cost and expense of Tenant.

     If the Tenant shall perform work with the consent of the Lessor, as described in the preceding paragraph, Tenant agrees to comply with all laws, ordinances, rules and regulations of the appropriate city or county, and any other authorized public authority. Tenant further agrees to hold Lessor harmless from damage, loss or cost arising out of the said work. Lessor shall have the right at any time and from time to time to post and maintain on the Premises such notices as Lessor reasonably deems necessary to protect the Premises and Lessor from mechanics' liens, materialmen's liens or other liens.

     All items of property owned or leased by Tenant at the commencement date of this Lease, or any property, building alterations, additions, improvements or fixtures which may now or hereafter be installed in or on the Premises and/or securely fastened to or enclosed within the Premises by, for or on behalf of Tenant, including but not limited to counters, formica tops, piping, wiring, powered exhaust systems, fire extinguishers, cabinets with fume hoods, motors and fans for the exhaust cabinets, venthoods and other appurtenant laboratory equipment, air compressors, hot water tank, sinks and plumbing (hereinafter "personal property"), shall continue to be the sole and exclusive property of Tenant and may be removed by Tenant at its sole cost on the termination of this Lease, but only in compliance with the following subparagraph, and provided that Tenant shall not remove the basic plumbing fixtures, normal office lighting or the heating, ventilating and air conditioning system. This removal of all such personal property may be accomplished notwithstanding the fact that all of said personal property may be considered to be "fixtures." Lessor hereby waives any rights in and to said property including any rights that may occur as a result of the methods of attachment of any of such property and any Lessor's lien rights and agrees to notify in writing all lenders of Tenant's property rights hereunder. All personal property which Tenant elects not to remove shall, at the option of Lessor, remain in the Premises following the termination of this Lease without disturbance, molestation or injury, and without compensation or allowance to Tenant, unless otherwise specified by written agreement between the parties hereto, or upon demand by Lessor made within sixty (60) days prior to the expiration of this lease shall be removed by Tenant.

     If Tenant elects to remove any or all of the personal property (as defined in the preceding paragraph) or in the event Lessor, within sixty (60) days prior to the date of termination, demands in writing that Tenant remove any personal property to be abandoned by Tenant at the expiration of this Lease, then in such event, all such removal shall proceed in a reasonably expeditious manner. If damage may be caused by removal of the personal property, Tenant and Lessor shall agree in writing in advance of removal as to the details of the method of removal and cost of repairs. Any damage caused by such removal shall either be repaired by the Tenant, or if Tenant fails to undertake and pursue such repairs within fifteen (15) days after written request by the Lessor to Tenant to do so, then Tenant shall reimburse Lessor for the reasonable costs therefor. In no event, however, shall Tenant be obligated to restore the Premises to any condition other than the original condition, subject to ordinary wear and tear, and Tenant shall not be obligated to perform any repairs or restoration which would constitute a betterment or improvement to the Premises.

21. DEFAULT AND RE-ENTRY

     If any rents reserved, or other obligations provided herein, or any part thereof, shall be and remain unpaid for more than five (5) days following written notice from Lessor that such amounts have not been paid on their due date, or if Tenant shall violate or default in any of the other covenants and agreements herein contained and such default shall not be cured within thirty
(30) days after Lessor shall have given Tenant written notice of the default (provided that if the default is not reasonably susceptible of cure within such thirty (30) days, Tenant shall have additional time to cure the default, provided that it commences the cure within such thirty (30) day period and diligently prosecutes the cure to completion), then the Lessor may cancel this lease upon giving the notice required by law, and re-enter said Premises, using such force as may be allowed by law. Notwithstanding such re-entry by the Lessor, the liability of the Tenant for the rent provided for herein shall not be extinguished for the balance of the term of this lease, and Tenant covenants and agrees to make good to the Lessor any deficiency arising from a re-entry and reletting of the Premises at a lesser rental than agreed to herein. The Tenant shall pay such deficiency each month as the amount thereof is ascertained by the Lessor. In the event it becomes reasonably necessary as a direct result of Tenant's default to make any changes, alterations or additions to the Premises or any part thereof for the purpose of reletting said Premises or any part thereof, Tenant shall be responsible for such cost.

22. NON-WAIVER

     The failure of the Lessor to insist upon strict performance of any of the covenants and agreements of this lease, or to exercise any option herein conferred in any one or more instances, shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and remain in full force and effect.

23. COSTS AND ATTORNEYS' FEES

     In the event of any action or proceeding brought by either party against the other under this lease, the prevailing party shall be entitled to recover all costs and expenses, including the reasonable fees of its attorneys in such action or proceeding. The venue of any legal action brought under the terms of this lease shall be in King County.

24. REMOVAL OF PROPERTY

     In the event of any re-entry or taking possession of the leased Premises for default, the Lessor shall have the right, but not the obligation, to remove from the leased Premises all personal property located therein, and may store the same in any place selected by Lessor, including, but not limited to a public warehouse, at the expense and risk of the owners thereof. Lessor shall have the right to sell such stored property, without notice to Tenant, after it has been stored for a period of thirty (30) days or more. The proceeds of such sale are to be applied first to the cost of such sale, second to the payment of the charges for the storage, if any, and third to the payment of any sums of money which may then be due from Tenant to Lessor under any of the terms hereof, the balance if any without interest to be paid to Tenant.

     Tenant hereby waives all claims for damages that may be caused by Lessor's re-entering and taking possession of the Premises as a result of Tenant's default, removing and storing and/or selling the property of Tenant as provided in this lease, and will hold Lessor harmless from loss, costs or damages caused by Lessor, unless due to Lessor's negligence or willful misconduct. No such re-entry shall be considered or construed to be a forcible entry.

25. TERMINATION FOR GOVERNMENT USE

     (a) If any person or corporation, municipal, public, private or otherwise, shall at any time, during the term of this lease, or any extension or renewal hereof, lawfully condemn and acquire title to the Premises or any portion thereof, or to the buildings, or their appurtenances, the parking facility or the real property or any portion thereof, pursuant to any law, general, special or otherwise, then Lessor shall be entitled to and shall receive any and all awards that may be made in any such proceeding relating to any loss in the fee estate owned by Lessor and Tenant shall be entitled to and shall receive any portion of the award based upon, calculated or otherwise attributable to the value of Tenant's leasehold estate, any relocation expenses or damages for interruption of Tenant's business, which may be awarded to it by reason of such taking. This Section 25(a) applies whether all, substantially all, or only a part of the leased premises is taken.

     (b) In the event of a total taking or of a substantial partial taking of the real property, Premises or of the buildings, then, at the option of Tenant, this Lease and the term hereof shall terminate and expire on the date of such taking, and any rent or other sums and charges provided in this lease to be paid by Tenant to the Lessor shall be apportioned and paid to the date of taking. For the purposes of this Section 25(b), a substantial partial taking shall exist when the Premises or the portion thereof remaining or the building of which the Premises is a part cannot reasonably be used, in Tenant's sole opinion, after restoration, for the business purpose for which the Premises are leased.

     (c) In the event of less than a substantial partial taking as defined above in Section 25(b), then the rights and obligations of the parties shall be as follows:

          (1) Where the portion of the real property taken consists of the parking area or other common area surrounding the leased premises, or any part thereof, then this lease shall not terminate but shall continue for the balance of its term with appropriate reduction or abatement for the rentals and all other sums and charges payable.

          (2) Where the portion of the real property taken consists of the Premises or the buildings, or any part hereof, then Tenant shall, at its discretion, have the option to cancel and terminate this lease as of the date of such taking by serving upon Lessor written notice of such election within thirty (30) days after such taking.

             a. If Tenant elects to cancel and terminate this lease pursuant to the provisions of this subsection 25(c)2, then this lease shall terminate and expire on and as of the date of taking, and all rent and other sums and charges in this lease required to be paid by Tenant shall be apportioned and paid to the date of termination.

             b. If Tenant does not elect to cancel and terminate this lease pursuant to the provisions of this subsection 25(c)2, then this lease shall continue for the balance of its term as to the part of the Premises remaining, with a prorata reduction or abatement of the rental and all other sums and charges herein provided to be paid by the Tenant. Should the provisions of this subsection 25(c)2.b apply, Lessor shall, with reasonable dispatch, repair or rebuild the remaining portion of the Premises or the building so as to restore such building and the Premises as a building complete in itself and to the greatest extent possible compatible with the purpose for which the building and Premises is used.

26. HOLDOVER

     If the Tenant shall, with the written consent of Lessor, hold over after the expiration of this lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by law. During such tenancy, Tenant agrees to pay to the Lessor a rental amount equal to one hundred ten percent (110%) of rent paid during the final term of the lease, unless a different rent is agreed upon, and to be bound by all of the applicable terms and conditions of this lease.

27. SUBORDINATION

     This lease is subordinate to all present and future mortgages or deeds of trust affecting the leased Premises or the property of which said Premises are a part. Tenant agrees to execute, at no expenses to Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any mortgage, deed of trust or encumbrance.

     Notwithstanding the foregoing provisions of this Section 27, Tenant shall not be required to subordinate or attorn to any holder of a mortgage or beneficiary of a deed of trust (collectively, "Lender") unless the Lender shall have delivered to Tenant an agreement ("Nondisturbance Agreement"), in recordable form and otherwise in a form reasonably satisfactory to Tenant, whereby such Lender agrees not to disturb Tenant's possession and occupancy (so long as Tenant is not in default hereunder). Lessor represents that on the date hereof the only mortgage or deed of trust encumbering the Premises is held by Seattle-First National Bank ("Existing Lender"). Lessor agrees to obtain, by no later than April 1, 1996, a Nondisturbance Agreement from the Existing Lender for the benefit of Tenant, and failure to obtain such agreement shall, at Tenant's option, render this lease voidable.

28. MUTUAL RELEASE AND WAIVER

     To the extent a loss is covered by insurance in force, the Lessor and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any loss from perils insured against under their respective fire or other insurance policies, including any extended coverage endorsements or all risk endorsements thereto; provided that this agreement shall be inapplicable if it would have the effect of invalidating any insurance coverage of the Lessor or the Tenant.

29. HEIRS AND SUCCESSORS

     Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this lease shall be binding upon the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

30. NOTICES

     All notices to be given by the parties hereto shall be in writing and may either be served personally or may be deposited in the United States Mail, postage prepaid, by certified mail, and if to Lessor, to be addressed to the Lessor c/o Lessor's agent, or, if to Tenant, may be addressed to Tenant at the leased Premises (Attn: Manager QA/QC and Facilities). Notices given as aforesaid shall be deemed given on the day of personal delivery or three (3) business days after mailed.

31. HAZARDOUS SUBSTANCES

     Lessor acknowledges that Lessor has been informed about the nature of Tenant's business and that Tenant causes or permits, and may continue to cause or permit, Hazardous Materials (as defined below) including, but not limited to, radioactive materials, to be brought upon, kept, stored, discharged, released or used in, under or about the Premises in the operation of its business, provided such Hazardous Materials are used, kept and stored in a manner which complies with all Hazardous Materials Laws (as defined below).

32. COMPLIANCE WITH HAZARDOUS MATERIALS LAWS

     Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations relating to or involving the use, generation, manufacture, storage, discharge, release, disposal or transportation of any materials, substances or wastes which are considered to be or may be hazardous to human health or safety or the environment due to their radioactivity, ignitability, corrosivity, reactivity, carcinogenicity, infectiousness or other harmful or potentially harmful properties and which are defined as or included within the definition of "hazardous materials," "toxic substances" or "chemicals known to cause cancer or reproductive toxicity" under any Hazardous Materials Laws (collectively "Hazardous Materials"). All laws, ordinances and regulations relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, discharge, release, disposal or transportation of Hazardous Materials are collectively referred to herein as "Hazardous Materials Laws."

     Tenant shall handle, treat, deal with and manage all Hazardous Materials in, on, under or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of this lease, Tenant shall, at Tenant's sole cost and expense, cause all Hazardous Materials brought or allowed on the Premises by Tenant during the lease term to be removed from the Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about, and which would have a material, adverse effect on, the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Lessor of Tenant's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interests with respect thereto.

33. ENVIRONMENTAL NOTICES

     Tenant shall immediately notify Lessor in writing of: (i) any enforcement, clean up, removal or other governmental or regulatory action threatened, instituted, or completed with respect to the Premises pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person against Tenant with respect to its operations in the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from or claimed to result from any Hazardous Materials used by Tenant in the Premises; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials released on or about the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Lessor as promptly as possible, and in no event later than five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations which relate to the Premises and which might have a material, adverse effect upon the Premises. Tenant shall maintain copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises and, if Lessor reasonably demonstrates to Tenant that Lessor is legally required to have copies of the same, Tenant shall supply Lessor with such copies on request.

34. INDEMNIFICATION OF LESSOR

     Tenant covenants and agrees not to cause or permit the impermissible release of any hazardous materials whatsoever on or about the Premises, including any hazardous materials as defined under applicable federal, state, local laws or ordinances, including the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") or regulations promulgated thereunder.

     Unconditionally, and without limitation, Tenant shall be responsible for any release of hazardous material on or about the Premises proven to have been caused by Tenant or any person under Tenant's control and Tenant shall indemnify, defend and hold Lessor harmless from and against (i) all claims arising from the release of any hazardous material on or about the Premises and against all claims arising from any environmental damage or environmental law violation which occurs on or about the Premises during the term of this lease due to any act of Tenant or any person subject to its control, (ii) any and all claims, of any kind or nature, arising from any breach or default by Tenant under the terms of this lease, and (iii) all damages, losses, expenses, liabilities, obligations, costs, attorneys' fees, consulting fees, and engineering costs incurred in the defense of any claim under clauses (i) and
(ii) above or any civil or criminal action or proceeding brought thereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Tenant, upon notice from Lessor, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Lessor.

35. LESSOR'S RIGHT TO ORDER ENVIRONMENTAL STUDIES

     Lessor may retain a qualified environmental consultant to conduct an investigation of the Premises, or other adjacent areas in the environment that may be affected by any reasonable suspected release of Hazardous Materials attributable to Tenant (1) for Hazardous Materials contamination in, about or beneath such areas and (2) to assess the compliance of Tenant with the provisions of this lease. Lessor shall have the right within the last one hundred twenty (120) days of the term of this Lease upon five (5) days' notice to Tenant to order an environmental assessment to determine whether the Premises or the environment surrounding the Premises contain any Hazardous Material that may be attributable to Tenant's use of the Premises (the scope of such assessment to be agreed upon in advance by Lessor and Tenant, and the consultant to be subject to Tenant's reasonable approval) and if Lessor's consultant determines that a release of hazardous materials has occurred at the Premises, or from the Premises into the environment, proven to have been caused by Tenant or a person under its control, Tenant shall pay the cost of any such environmental assessment and comply with all reasonable recommendations of the consultant as to any precautions to be taken with respect to the storage, use, disposal, handling or emission of Hazardous Materials. Tenant shall cooperate with the consultant to allow entry and reasonable access to all portions of the Premises for the purposes of the investigation.

36. TIME IS OF THE ESSENCE OF THIS LEASE

     Time is of the essence of the terms and provisions of this lease.

37. CORPORATE AUTHORITY

     If Tenant is a corporation, each individual executing this lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute this lease on behalf of said corporation, and that this lease is binding upon said corporation.

38. RENEWAL OPTION

     (a) Tenant shall have the option to renew the term of this lease for one renewal term ("Renewal Term") of five (5) years, such renewal to be upon the covenants, terms and conditions as set forth in this lease, except that annual rent for such Renewal Term shall be established as described below. In order to exercise its option to renew, Tenant shall give written notice to Lessor not less than one hundred eighty (180) days prior to the end of the then-current lease term.

     (b) The annual rent for the Renewal Term shall be equal to the lesser of
(i) the fair market rental value of the Premises at the commencement of the Renewal Term ("Fair Market Rental Value") or (ii) the CPI Rent (as defined in
Section 38(d) below) which would be in effect at the commencement of the Renewal Term; provided that the annual rent for the Renewal Term shall in no event be less than the annual rent for the initial term.

     (c) Lessor and Tenant shall seek to agree as to the Fair Market Rental Value within thirty (30) days after Tenant gives Lessor notice of its election to renew this lease. If Lessor and Tenant shall not agree as to the Fair Market Rental Value within such thirty (30) day period, the Fair Market Rental Value shall be determined by appraisal as follows:

          Within fifteen (15) days after the expiration of the above-mentioned thirty (30) day period, Lessor and Tenant shall each give notice to the other stating the name and address of an impartial person to act as appraiser hereunder. The appraiser specified in each of such notices shall be a qualified M.A.I. appraiser doing business in Seattle, Washington and having not less than ten (10) years' active experience as an appraiser in Seattle, Washington.

          The named appraisers shall together determine the Fair Market Rental Value within thirty (30) days after their appointment; provided, however, if either party fails to appoint an appraiser within such fifteen (15) day period, than the determination of the appraiser first appointed shall be final, conclusive and binding upon both parties. In making such determination, the appraisers shall consider the rentals at which leases are being concluded for comparable space in comparable buildings in Seattle, Washington. If the appraisers shall fail to agree upon Fair Market Rental Value within thirty (30) days of their appointment, but the difference in their conclusions as to Fair Market Rental Value is ten percent (10%) or less of the lower of the two appraisals, the Fair Market Rental Value shall be the average of the two.

          If the two appraisers fail to agree on the Fair Market Rental Value, and the difference between the two appraisals exceeds ten percent (10%) of the lower of the two appraisals, then the appraisers shall, within ten (10) days after the expiration of such thirty (30) day period, appoint a third appraiser, similarly impartial and qualified, to determine the Fair Market Rental Value. Such third appraiser shall determine the Fair Market Rental Value within thirty (30) days of his or her appointment, and the average of the appraisals of the two closest appraisers shall be final, conclusive and binding upon Lessor and Tenant. Upon the determination of the annual rent for the Renewal Term, Lessor and Tenant shall execute and deliver to each other an agreement specifying the amount of the annual rent for the Renewal Term.

          Lessor and Tenant shall each pay the fees of any appraiser appointed by Lessor and Tenant, respectively, and Lessor and Tenant shall each pay one-half ( 1/2) of the fees of any third appraiser appointed pursuant to the provisions of this option to renew.

     (d) The "CPI Rent" shall be computed as of the date ("Renewal Term Commencement Date") on which the Renewal Term commences. The CPI Rent shall be computed as follows:

          The base for computing the CPI Rent is "The Consumer Price Index for All Urban Consumers, Seattle-Tacoma, All Items (1982-1984 = 100)" issued by the Bureau of Labor Statistics of the United States Department of Labor (the "Index") in effect for the month immediately prior to June 1996 (the "Beginning Index"). The Index published on or in effect for the month immediately preceding the Renewal Term Commencement Date (the "Extension Index") is to be used in determining the amount of the increase. If the Extension Index has increased over the Beginning Index, the CPI Rent shall be computed as follows: the base monthly rent in effect for the month preceding the Renewal Term Commencement Date shall be increased by an amount computed by multiplying the base monthly rent times the percentage by which the Extension Index exceeds the Beginning Index.

          If the Index ceases to use the 1982-1984 average equaling 100 as the basis of calculation, or if a change is made in the term or number of items contained in the Index, or if the Index is altered, modified, converted or revised in any other way, then the Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Index in effect at the date of this Lease not been altered. If such Index shall no longer be published by the Bureau of Labor Statistics, then any substitute or successor index published by said Bureau or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If such Index (or a successor or substitute index similarly adjusted) is not available, a reliable governmental or other reputable, non-partisan publication selected by Lessor and evaluating the information thereto used in determining the Index shall be used.

     (e) If at the Renewal Term Commencement Date the amount of the rent payable during the Renewal Term shall not have been determined, then pending such determination Tenant shall pay to Lessor the monthly rent which was payable during the last year of the initial term of the lease. Upon the determination of the rent for the Renewal Term, if the rent determined shall be greater than the rent theretofore paid, Tenant shall promptly pay to Lessor the deficiency.

39. EARLY TERMINATION

     Tenant shall have the right to terminate this lease for any reason by delivering to Lessor a written notice of its election to terminate (the "Termination Notice"), provided that no Termination Notice may be delivered prior to the dates described below in this Section 39. The Termination Notice shall specify the termination date ("Termination Date") selected by Tenant, which date shall be either six (6) months ("6 Month Termination Notice") or twelve (12) months ("12 Month Termination Notice") from the date on which the Termination Notice was given to Lessor.

     Tenant may give a 12 Month Termination Notice during the initial term or the Renewal Term, provided that a 12 Month Termination Notice may not be delivered prior to February 28, 1998. If Tenant delivers a 12 Month Termination Notice, Tenant shall not be required to pay any termination fee, and this lease shall terminate on the Termination Date set forth in such notice.

     Tenant may give a 6 Month Termination Notice during the initial term or the Renewal Term, provided that a 6 Month Termination Notice may not be delivered prior to August 31, 1998. If Tenant delivers a 6 Month Termination Notice, Tenant shall, simultaneously with the delivery of such notice, pay a termination fee equal to three (3) months' base rent, and this lease shall terminate on the Termination Date set forth in such notice.

     IN WITNESS WHEREOF, the Lessor and Tenant have executed this lease the day and year first above written.

                                          LESSOR:

                                          DIAMOND PARKING INC.

                                          By

                                            ------------------------------------
                                            Name:

                                            ------------------------------------
                                            Title:

                                            ------------------------------------

                                          TENANT:

                                          NEORX CORPORATION, a Washington
                                          corporation

                                          By

                                            ------------------------------------
                                            Name:

                                            ------------------------------------
                                            Title:

                                            ------------------------------------

STATE OF WASHINGTON
                        ss.
COUNTY OF

     On this   day of             , 1996, before me, the undersigned, a Notary
Public in and for the State of Washington, duly commissioned and sworn,
personally appeared                                     , to me known to be the
person who signed as                         of DIAMOND PARKING INC., the
corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that was duly elected, qualified and acting as said officer of the corporation, that was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                          --------------------------------------
                                          (Signature of Notary)

                                          --------------------------------------
                                          (Print or stamp name of Notary)

                                          NOTARY PUBLIC in and for the State
                                          of Washington, residing at
                                          ________________.

                                          My Appointment Expires:______________.

STATE OF WASHINGTON
                         ss.
COUNTY OF

     On this   day of             , 1996, before me, the undersigned, a Notary
Public in and for the State of Washington, duly commissioned and sworn,
personally appeared                                     , to me known to be the
person who signed as                         of NEORX CORPORATION, the
corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that was duly elected, qualified and acting as said officer of the
corporation, that             was authorized to execute said instrument and that
the seal affixed, if any, is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                          --------------------------------------
                                          (Signature of Notary)

                                          --------------------------------------
                                          (Print or stamp name of Notary)

                                          NOTARY PUBLIC in and for the State
                                          of Washington, residing at
                                          ________________.

                                          My Appointment Expires:______________.

                                                                       EXHIBIT A

                                 LESSOR'S WORK

     Lessor shall replace the seal and caulking of the exterior curtain wall and glass, and replace window panes which have become stained, all in the locations more fully described and identified on Exhibit A-1 attached hereto, and in any other locations which the contractor to be chosen by the parties determines, in its professional judgment, need to be sealed, caulked and/or replaced.

     In order to perform Lessor's Work, Lessor shall select three companies, subject to Tenant's prior approval, from which Lessor shall obtain bids for Lessor's Work. Lessor and Tenant shall review all bids and Lessor shall select the contractor, subject to Tenant's prior approval. The contractor shall, in its professional judgment, perform the work in order to obtain the best possible results with respect to sealing and caulking and replacement of window panes.

     Lessor shall cause the selected contractor to perform Lessor's Work in accordance with such contractor's bid and in accordance with Section 8.3 of this lease.

                                                                     EXHIBIT A-1

                            ATTACHMENT TO EXHIBIT A
                    IDENTIFICATION OF WINDOWS TO BE REPLACED

East Wall of Main Building:
     Room 335 (northern most window of room)
     Room 237

South Wall of Main Building:
     Room 315 (eastern most window of room)
     Second floor window adjacent to elevator and copy machine
     Room 209
     Room 225